SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2007

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

000-51873	KANSAS CITY POWER & LIGHT COMPANY	44-0308720
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Great Plains Energy Incorporated (Great Plains Energy) and Kansas City Power & Light Company (KCP&L) (the Registrants) are separately furnishing this combined Current Report on Form 8-K (Report).

Item 1.01	Entry into a Material Definitive Agreement

On June 4, 2007, KCP&L issued $250 million principal amount of its 5.85% Notes due June 15, 2017.  See Item 2.03 below for a description of those Notes and related agreements.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 4, 2007, KCP&L issued $250 million principal amount of its 5.85% Notes due June 15, 2017. The Notes were issued pursuant to an Indenture dated as of May 1, 2007 (Indenture) between KCP&L and The Bank of New York Trust Company, N.A., as trustee, as supplemented by Supplemental Indenture No. 1 thereto dated as of June 4, 2007 (Supplemental Indenture).  The Notes are unsecured.  KCP&L will use the net proceeds from the sale of the Notes to repay an existing intercompany loan from Great Plains Energy and to repay a portion of KCP&L’s outstanding commercial paper.  The Notes were registered under the Securities Act of 1933, as amended, pursuant to KCP&L’s registration statement on Form S-3 (Registration No. 333-108215), which was declared effective by the Securities and Exchange Commission on September 4, 2003.

The Notes carry an interest rate of 5.85% per annum, which is payable semi-annually on June 15 and December 15 of each year, commencing on December 15, 2007.  The Notes are redeemable at any time at KCP&L’s option at a redemption price equal to greater of (i) 100% of the principal amount of the Notes to be redeemed, plus accrued interest to the redemption date, or (ii) the discounted present value of the remaining scheduled payments of principal and interest on the Notes to be redeemed, plus accrued interest to the redemption date.   For more information regarding the terms of the Notes, please see the Indenture and the Supplemental Indenture (which includes a form of the Notes), copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Report.

In connection with the issuance of the Notes, Sidley Austin LLP provided KCP&L with the legal opinion attached to this Report as Exhibit 5.1.

A copy of the Underwriting Agreement dated May 30, 2007 among KCP&L and Banc of America Securities LLC and Wachovia Capital Markets, LLC, as representatives of the several underwriters named therein, is filed as Exhibit 1.1 to this Report.  Affiliates of certain of the underwriters and trustee are lenders under revolving credit agreements entered into separately with Great Plains Energy and KCP&L in May 2006.  In connection with each of these arrangements, Banc of America Securities LLC acted as joint-lead arranger; Bank of America, N.A. acted as a lender and administrative agent; Wachovia Bank, N.A. and BNP Paribas each acted as a lender and co-documentation agent, and Bank of New York, Keybank National Association and the Bank of Nova Scotia each acted as a lender.  The underwriters and their affiliates have provided and in the future may continue to provide investment banking, commercial banking and other financial services to Great Plains Energy, KCP&L and their respective affiliates in the ordinary course of business for which they have received and will receive customary compensation.  The trustee and its affiliates are the trustee under certain indentures with Great Plains Energy and KCP&L.  An affiliate of the trustee is also a depository for funds and performs other services for, and transacts other banking business with, Great Plains Energy and KCP&L in the normal course and may do so in the future.  Lazard Capital Markets LLC (Lazard Capital Markets) has entered into an agreement with Mitsubishi UFJ Securities (USA) Inc. (MUS(USA)) pursuant to which MUS(USA) provides certain advisory and/or other services to Lazard Capital Markets, including in respect to this offering.  The Bank of Tokyo-Mitsubishi UFJ, Ltd., an affiliate of MUS (USA), has entered into a receivable securitization facility with a wholly-owned subsidiary of KCP&L, and is also a lender under the referenced revolving credit agreements.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

8-K Exhibit No.	Registration Statement Exhibit No.	Description

1.1	1.d
Underwriting Agreement dated May 30, 2007, among Kansas City Power & Light Company and Banc of America Securities LLC and Wachovia Capital Markets, LLC, as representatives of the several underwriters named therein.

4.1	4.y	Indenture dated as of May 1, 2007, between Kansas City Power & Light Company and The Bank of New York Trust Company, N.A., as trustee

4.2	4.z	Supplemental Indenture No. 1 dated as of June 4, 2007 between Kansas City Power & Light Company and The Bank of New York Trust Company, N.A., as trustee.

5.1	5.c	Opinion dated June 4, 2007, of Sidley Austin LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/ Terry Bassham
Terry Bassham
Executive Vice President- Finance & Strategic Development and Chief Financial Officer

KANSAS CITY POWER & LIGHT COMPANY

/s/ Terry Bassham
Terry Bassham
Chief Financial Officer

Date: June 4, 2007